Exhibit 18

Calculation of Filing Fee Table

Form N-14

(Form Type)

CARLYLE SECURED LENDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	(1)	N/A	269,749,848(1)	0.00015310	41,298.70

Fees Previously Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	—	—	—	—	7,403.23(2)

	Total Offering Amounts					269,749,848		41,298.70

	Total Fees Previously Paid							7,403.23

	Total Fee Offsets							—

	Net Fee Due							$33,895.47

(1) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is equal to: (1) $21.13, the book value per common share of beneficial interest of Carlyle Secured Lending III (the securities to be cancelled in the mergers) as of September 18, 2024, multiplied by (2) 12,766,202 common shares of beneficial interest of Carlyle Secured Lending III that may be exchanged for shares of the Registrant’s common stock in accordance with the terms of the merger agreement, as of October 2, 2024.

(2)The unused registration fee of $7,403.23 was previously paid with respect to unsold securities that the Registrant previously registered on Registration Statement File No. 333-222096 initially filed on December 15, 2017, which fee was carried forward to Registration Statement File No. 333-237661 filed on April 14, 2020, Registration Statement File No. 333-255589 filed on April 29, 2021, and Registration Statement File No. 333-278993 filed on April 29, 2024. Pursuant to Rule 457(o) under the Securities Act, the unused registration fee of $7,403.23 may be used to offset the registration fee payable pursuant to this Registration Statement.